Exhibit 6.21

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement (this “Amendment”), dated as of October 22, 2019, is entered into by and among HC GOVERNMENT REALTY HOLDINGS, L.P., a Delaware limited partnership (“Borrower”), the other Loan Parties, the Lenders (as defined below) party hereto, and HCM AGENCY, LLC, in its capacity as collateral agent (in such capacity “Agent”).

BACKGROUND

A. Borrower, the lenders party thereto from time to time (the “Lenders”), and the Agent are party to that certain Loan Agreement dated as of March 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B. Subject to the terms and conditions set forth in this Amendment, the Borrower, the Agent and the Lenders have agreed, among other things, to amend the Loan Agreement and other Loan Documents as more fully set forth herein.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

Section 2. Amendment to the Loan Agreement. The Loan Agreement (including the exhibits and schedules thereto) is hereby amended in its entirety to read as set forth on Annex A attached hereto.

Section 3. Release of Collateral and Resignation of Collateral Agent. Effective as of the date hereof, all rights to the Collateral (as defined in the Loan Agreement prior to giving effect to this Amendment) shall transfer and revert to the relevant Loan Parties and all Liens and security interests created by the Loan Documents shall automatically terminate. The Borrower and each other Loan Party (or their designees) are hereby authorized to prepare and record UCC termination statements, termination of assignment filings with respect to intellectual property, or other analogous documents and filings with respect to any financing statements or collateral assignments recorded by the Agent under the Loan Documents. At the request and sole expense of the Borrower following the date hereof, the Agent shall deliver to the Borrower any Collateral held by the Agent pursuant to the Loan Documents, and execute and deliver to the Borrower and the other Loan Parties such documents as the Parent shall reasonably request to evidence the foregoing termination and release of Liens and security interests. In connection with the foregoing release of security interests in the Collateral, but without limiting its obligations under this paragraph or its rights to indemnification or expense reimbursement as provided in the Loan Documents (prior to giving effect to this Amendment), the Agent hereby resigns, effective as of the date hereof. The Loan Parties and Lenders hereby accept such resignation and agree that the other Loan Documents shall be deemed amended to give effect to such resignation and the absence of a “collateral agent” under the Loan Documents following the date hereof.

Section 4. Incremental Term Loan. Pursuant to Section 2.1(b) of the Loan Agreement, Borrower wishes to request an advance of a portion of the Incremental Term Loan in the amount of $7,000,000 on the date hereof (the “Incremental Term Loan”), which shall be funded in its entirety by Hale Government Building Fund, L.P. (the “Funding Lender”). The Borrower hereby requests the Funding Lender to arrange for and advance the Incremental Term Loan to Borrower on the date hereof in accordance with the Loan Agreement and the Lenders party hereto hereby agree to waive any advance notice requirement under the Loan Agreement for the funding of such Incremental Term Loan. The Funding Lender is hereby irrevocably authorized and instructed to disburse the proceeds of the Incremental Term Loan to the Borrower’s depository account identified to the Funding Lender prior to the date hereof.

Section 5. Lender Joinder. The Funding Lender hereby acknowledges and agrees that on the date hereof, it shall become a Lender under the Loan Agreement and that it will (i) be bound by the terms of the Loan Agreement as fully and to the same extent as if the undersigned were an original Lender under the Loan Agreement, (ii) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) agrees to execute and deliver such other instruments, and take such other actions, as the other Lenders or any Loan Party may reasonably request in connection with the transactions contemplated by this Amendemnt. The Funding Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the date hereof, it shall be bound by the provisions of the Loan Agreement and shall have the obligations of a Lender thereunder, and (iii) it has received a copy of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this letter agreement and to advance the Incremental Term Loan and any other Loan under the Loan Agreement from time to time on the basis of which it has made such analysis and decision; and (b) agrees that it will, independently and without reliance on any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents. From and after the date hereof, by execution of this Amendment, the Funding Lender and other Lenders hereby acknowledge, agree and confirm that the Funding lender will be deemed to be a party to the Loan Agreement and a “Lender” for all purposes of the Loan Agreement and other Loan Documents.

Section 6. Representations and Warranties. To induce the Agent and Lenders to execute this Amendment, each Loan Party hereby represents and warrants that (a) as of the date hereof no Event of Default or Unmatured Event of Default has occurred and is continuing; (b) the execution, delivery and performance by such Loan Party of this Amendment (i) has been duly authorized by all necessary action on the part of such Loan Party; (ii) will not violate its Organizational Documents; (iii) does not contravene any law, governmental rule, regulation or order applicable to such Loan Party; and (iv) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument or any order, writ, injunction or decree to which such Loan Party is a party or by which it or its properties or assets are bound; (c) this Amendment, upon its execution and delivery, will constitute the legal, valid and binding agreement of each Loan Party, enforceable in accordance with its terms; and (d) each of the representations and warranties of the Loan Parties set forth in the Loan Agreement and the other Loan Documents are true and complete on and as of the date hereof, except to the extent such representations and warranties relate to a specific earlier date, with the same effect as though made on and as of the date hereof.

Section 7. Effectiveness. This Amendment shall be effective as of the date first set forth above, subject to the receipt by Agent of duly executed counterparts of this Amendment from the Loan Parties, the Agent and the Lenders.

Section 8. Miscellaneous.

(a) Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender under the Loan Agreement or any other Loan Document, or constitute a waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents, and all terms and conditions of the Loan Agreement and the other Loan Documents, shall remain in full force and effect and all Obligations are hereby ratified and confirmed. This Amendment shall constitute a “Loan Document” under the Loan Agreement.

(b) Affirmation. Each Loan Party hereby acknowledges, agrees and affirms its obligations under the Loan Agreement and the other Loan Documents and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto).

(c) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by facsimile or electronic mail shall constitute effective delivery of such signature page.

(d) Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lenders and shall be binding upon the successors and assigns of the Loan Parties.

(e) Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

(f) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

(g) Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

(h) References. Any reference to the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Loan Agreement or any other Loan Document to the Loan Agreement shall be a reference to the Loan Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time. References in the Loan Agreement (including references to the Loan Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Loan Agreement as amended hereby.

Section 9. Governing Law; Venue; Service of Process; Jury Trial Waiver. The terms of Sections 12.11 and 12.20 of the Loan Agreement are hereby incorporated as if fully set forth herein, mutatis mutandis.

 [signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HC GOVERNMENT REALTY HOLDINGS, L.P., as Borrower

By: HC Government Realty Trust, Inc., its general partner

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Chief Executive Officer

HC GOVERNMENT REALTY TRUST, INC., as a Guarantor

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Chief Executive Officer

HOLMWOOD PORTFOLIO HOLDINGS, LLC., as a Guarantor

By: HC Government Realty Trust, Inc., its sole member

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Chief Executive Officer

HCM AGENCY, LLC, as Collateral Agent

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
President

HALE GOVERNMENT BUILDING FUND, L.P., as a Lender and Funding Lender

By:
Hale Partnership Capital Advisors, LLC,

its general partner

By:
/s/ Steven A. Hale II
Name: Steven A. Hale II
Title: Founder

HALE MEDICAL OFFICE BUILDING FUND, L.P., as a Lender

By:
Hale Partnership Capital Advisors, LLC,

its general partner

By:
/s/ Steven A. Hale II
Name: Steven A. Hale II
Title: Founder

THE VANDERBILT UNIVERSITY, as a Lender

By: Hale Partnership Capital Management, LLC, its investment manager

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Manager

HG HOLDINGS INC., as a Lender

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Chief Executive Officer

TRADE CAPITAL LLC, as a Lender

By: Hale Government Building Fund, L.P.,
its authorized signatory

By: Hale Partnership Capital Advisors, LLC,
its general partner

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Founder

WILLIAMS FAMILY HEIRS, LLC, as a Lender

By: Hale Government Building Fund, L.P.,
its authorized signatory

By: Hale Partnership Capital Advisors, LLC,
its general partner

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Founder

AMICUS INVESTMENTS, LLC, as a Lender

By: Hale Government Building Fund, L.P.,
its authorized signatory

By: Hale Partnership Capital Advisors, LLC,
its general partner

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Founder

FDT, LLC, as a Lender

By: Hale Government Building Fund, L.P.,
its authorized signatory

By: Hale Partnership Capital Advisors, LLC,
its general partner

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Founder

TAWJE, LLC, as a Lender

By: Hale Government Building Fund, L.P.,
its authorized signatory

By: Hale Partnership Capital Advisors, LLC,
its general partner

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Founder

THE FOURSQUARE FOUNDATION, as a Lender

By: Hale Government Building Fund, L.P.,
its authorized signatory

By: Hale Partnership Capital Advisors, LLC,
its general partner

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Founder

INTERNATIONAL CHURCH OF THE FOURSQUARE GOSPEL, as a Lender

By: Hale Government Building Fund, L.P.,
its authorized signatory

By: Hale Partnership Capital Advisors, LLC,
its general partner

By:
/s/ Steven A. Hale II
Name:
Steven A. Hale II
Title:
Founder

ANNEX A TO SECOND AMENDMENT

LOAN AGREEMENT

dated as of March 19, 2019

HC GOVERNMENT REALTY HOLDINGS, L.P.,

as Borrower,

and

THE LENDERS PARTY HERETO

i

v

INDEX OF SCHEDULES AND EXHIBITS

Schedules

Schedule 1.2
-
List of Existing Indebtedness to be Repaid of Closing
Schedule 7.14
-
Subsidiaries
Schedule 9.10
Transactions with Affiliates

Exhibits

Exhibit A
-
Form of Compliance Certificate

Exhibit B
-
Form of Note

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of March 19, 2019 (this “Agreement”), is among HC GOVERNMENT REALTY HOLDINGS, L.P., a Delaware limited partnership (“Borrower”) and the Lenders party hereto from time to time (collectively, the “Lenders” and each individually, a “Lender”).

R E C I T A L S:

WHEREAS, Borrower has requested that Lenders extend credit to Borrower in the form of (i) a term loan in the amount of $10,500,000 to be made on the date hereof and (ii) incremental term loans to be made available to Borrower following the Closing Date in an aggregate amount up to $13,500,000, subject to the terms of the Subordination Agreement. Lenders are willing to make such extensions of credit to Borrower upon the terms and conditions hereinafter set forth, provided that, with respect to such incremental term loans, the Lenders will have no commitment or obligation to fund, and if the Lenders in their sole discretion approve such a term loan, such term loan shall be subject to the terms hereof.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Accrual Rate” has the meaning set forth in Section 2.4.

“Additional Cash Amount” has the meaning set forth in Section 2.4.

“Additional Interest Amount” has the meaning set forth in Section 2.4.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall any Lender be deemed to be an Affiliate of any Loan Party.

“Anti-Corruption Laws” means all Applicable Laws specifically concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means all Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Approved Management Agreement” has the meaning set forth in the Senior Credit Agreement.

“Borrowing Base Properties” has the meaning set forth in the Senior Credit Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the state of New York or North Carolina, are authorized or required by law to close.

“Cape Canaveral Property” means the Real Estate Asset located at 200 George King Boulevard, Cape Canaveral, FL 32920.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Reserves” means, as of any date and with respect to any Real Estate Asset, an amount equal to (a) the aggregate leasable square footage of all completed space of such Real Estate Asset, multiplied by (b) $0.25.  If the term Capital Reserves is used without reference to any specific Real Estate Asset then the amount shall be determined on an aggregate basis with respect to all Real Estate Assets of the Parent Guarantor and its Wholly-Owned Subsidiaries and the Parent Guarantor’s applicable Equity Percentage of all Real Estate Assets of any non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates.

“Cash” shall mean money in legal tender of the United States.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Cash Pay Rate” has the meaning set forth in Section 2.4.

“Claims” has the meaning set forth in Section 12.2.

“Closing Date” means March 19, 2019.

“Closing Date Term Loan” shall have the meaning given to such term in Section 2.1(a).

“Compliance Certificate” has the meaning given that term in Section 8.1(c).

“Consolidated” or “consolidated”, with reference to any term herein, means that term as applied to the accounts of the Loan Parties and their respective Subsidiaries, consolidated in accordance with GAAP, as applicable.

“Control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, and not subject to the veto powers of any other Person.

“Default Rate” means the lesser of (a) with respect to the Loans, the sum of the Accrual Rate plus five percent (5.0%) or (b) the Maximum Rate.

“Derivatives Contract” means (a) any transaction (including any master agreement (whether published by the International Swaps and Derivatives Association, Inc. or otherwise), confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, commonly entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include Senior Agent, any Senior Lender, any Specified Derivatives Provider (as defined in the Senior Credit Agreement) or any Affiliate of any thereof).

“Development Asset” means any Real Estate Asset which is either (i) under development for which the Parent Guarantor or any of its Subsidiaries is actively pursuing construction of one or more buildings or other improvements or (ii) the subject of a major redevelopment or renovation, involving extensive capital expenditures beyond those normally incurred in connection with the installation of tenant improvements for a new tenant, to upgrade and reposition such Real Estate Asset to meet prevailing market standards and requiring such Real Estate Asset to be vacated during such redevelopment or renovation and, in the case of all such developments, redevelopments or renovations, for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to such member’s ordinary course of business, provided that any such Real Estate Asset will no longer be considered a Development Asset following a date twelve (12) months after the first date on which a certificate of occupancy has issued or reissued for such Development Asset or on which such Development Asset may otherwise be lawfully occupied for its intended use.

“Dollar” and “$” mean currency of the United States of America which is at the time of payment legal tender for the payment of public and private debts in the United States of America.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“Equity Percentage” means the aggregate ownership percentage of Parent Guarantor or its Subsidiaries in each non-Wholly-Owned Subsidiary or Unconsolidated Affiliate, as applicable, which shall be calculated as the greater of (a) such Person’s direct or indirect nominal capital ownership interest in the non-Wholly-Owned Subsidiary or Unconsolidated Affiliate as set forth in the non-Wholly-Owned Subsidiary’s or Unconsolidated Affiliate’s organizational documents, and (b) such Person’s direct or indirect economic ownership interest in the non-Wholly-Owned Subsidiary or Unconsolidated Affiliate reflecting such Person’s current allocable share of income and expenses of the non-Wholly-Owned Subsidiary or Unconsolidated Affiliate.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to a Plan; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the notice to any Multiemployer Plan from any member of the ERISA Group concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA on any member of the ERISA Group; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Loan Parties and their Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Loan Parties and any of their Subsidiaries, is treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 11.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Taxes” means any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes or other Taxes of a similar nature.

“Existing Dividend Policies” means the dividend and distribution policy or practice with respect to dividends, distributions or other payments to holders of the Parent Guarantor’s Equity Interests (as detailed in the Parent Guarantor’s Articles of Incorporation and the offering circular dated November 16, 2018 with respect to the common stock of the Parent Guarantor, each as in effect as of the Second Amendment Effective Date and delivered to the Lenders) or the Obligations, as in effect as of the Second Amendment Effective Date.

“Existing Indebtedness” means, collectively, the Indebtedness of the Parent Guarantor and its Subsidiaries as set forth in Schedule 1.2.

“Existing Preferred Equity” means the Series B Preferred.

“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the last sale price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“Funds from Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person computed in accordance with GAAP (including net of the greater of Capital Reserves and actual recurring capital expenditures on its Real Estate Assets to the extent not already included in such net income), calculated without regard to (i) gains (or losses) from debt restructuring and sales of property during such period, and (ii) charges for impairment of real estate, plus (b) interest paid in cash pursuant to the Loan Documents during such period, plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, plus (d) other non-cash items (other than amortization of deferred financing costs), plus (e) costs in connection with acquisitions, all after adjustment for Unconsolidated Affiliates, plus (f) fees, costs and expenses incurred in connection with the consummation of the transactions contemplated by the Loan Documents and the Senior Debt Documents and the issuance of Series B Preferred by the Parent Guarantor, in each case, as reasonably approved by the Required Lenders, and (g) solely with respect to any applicable period which includes a fiscal quarter ending on or before September 30, 2020, certain non-recurring, one-time cash charges, expenses and losses in an amount not to exceed the respective amounts set forth on Schedule 1.1 to the Senior Credit Agreement with respect to the items set forth therein, plus (h) extraordinary non-recurring gains and losses. Notwithstanding the foregoing, for purposes of calculating Funds from Operations, only the Loan Parties’ and their respective Subsidiaries’ Equity Percentage of the items comprising Funds from Operations of any non-Wholly-Owned Subsidiary or Unconsolidated Affiliate (or, if applicable, such other amount to which such Loan Party or Subsidiary is entitled or for which Parent Guarantor or such Subsidiary are obligated based on an arm’s length agreement), shall be included in such determination of Funds from Operations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantors” means the Parent Guarantor and Holmwood.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Holding Company Guaranty Agreement.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Holding Company Guaranty Agreement” means the Guaranty Agreement executed by the Guarantors in favor of Lenders, as the same may be amended, supplemented or modified.

“Holmwood” means Holmwood Portfolio Holdings, LLC, a Delaware limited liability company.

“Holmwood Management Agreement” means the management agreement dated as of March 31, 2016, among Holmwood Capital Advisors, LLC, a Delaware limited liability company, the Parent Guarantor and Borrower.

“Incremental Term Loan” shall have the meaning given such term in Section 2.1(b).

“Incremental Term Loan Conditions” means the following conditions:

(a) The Lenders (or new lenders) funding such Incremental Term Loan shall have approved the funding of such Incremental Term Loan;

(b) No Event of Default or Unmatured Event of Default has occurred and is continuing or would arise as a result of funding such Incremental Term Loan and the Incremental Term Loan is permitted under the terms of the Subordination Agreement; and

(c) The Lenders (or new lenders) funding such Incremental Term Loan fund shall have received the following items, as applicable:

(i) an executed Note with respect to such Incremental Term Loan, if requested by any Lender funding such Incremental Term Loan;

(ii) a written request from Borrower to advance such Incremental Term Loan, which shall set forth (A) the requested date of the advance of such Incremental Term Loan, which shall be a Business Day not less than (5) Business Days following the date of such notice and (B) the principal amount of the requested Incremental Term Loan; and

(d) any new lender shall have agreed to join this Agreement as a “Lender” hereunder and, to the extent requested by the Required Lenders, the existing Lenders shall have received such other documentation or information may be required by the Required Lenders in their reasonable discretion.

“Indebtedness” means, with respect to any Person, at any time, the sum of (without duplication) (i) all indebtedness (including principal, accrued interest, fees and charges) for borrowed money (including obligations evidenced by bonds, notes or similar instruments), (ii) all obligations for the deferred purchase price of property or services (excluding ordinary trade payables and accrued expenses and deferred purchase price which is not yet a liquidated sum), (iii) all reimbursement obligations with respect to letters of credit or acceptances (whether or not the same have been presented for payment), (iv) the aggregate amount of all Capital Lease Obligations, (v) all indebtedness of the types described in clauses (i) through (iv) of this definition of another Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of such indebtedness or, if not stated or if indeterminable, in an amount equal to the Fair Market Value of the property to which such Lien relates, as determined in good faith by such Person), (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatorily redeemable Equity Interests issued by such Person (unless such mandatorily redeemable Equity Interests may be settled 100% in Equity Interests (other than mandatorily redeemable Equity Interests) in the Borrower’s sole discretion), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all contingent obligations, including all indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (only to the extent of the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such guarantee) (including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise), (viii) all obligations under forward equity commitments and off-balance sheet obligations, (ix) the net obligations under any Derivatives Contract, in an amount equal to the Derivatives Termination Value. Consolidated Indebtedness shall include the pro-rata share of indebtedness from any unconsolidated joint venture or non-wholly owned subsidiary (or such greater amount for which the applicable person is liable by way of agreement or otherwise), and (x) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage in such non-Wholly-Owned Subsidiaries or Unconsolidated Affiliates) of any non-Wholly-Owned Subsidiary or Unconsolidated Affiliate of such Person (or, if applicable, such higher amount for which such Person is obligated based on an arm’s length agreement). Any calculation of Indebtedness hereunder shall be made in a manner consistent with the last sentence of Section 1.2 and shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001.

“Interest Payment Date” shall mean the last Business Day of each calendar month.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a Controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit (including rent receivables in the ordinary course of business pursuant to bona fide leases) to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person, or (d) the purchase or acquisition of a Real Estate Asset. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including (i) any conditional sale or other title retention agreement, (ii) any easement, right of way or other encumbrance on title to real property that materially adversely affects the value of such real property, and (iii) any financing lease having substantially the same economic effect as any of the foregoing), including, without limitation, any attachment or judgment lien and any lien imposed pursuant to Environmental Law; (b) any arrangement, express or implied (including any deposit arrangement), under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capital Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” or “Loans” means, collectively, the Closing Date Term Loan and Incremental Term Loan (or any pro rata advances made by the Lenders to fund the applicable Loan).

“Loan Documents” means this Agreement, Holding Company Guaranty Agreement and all promissory notes, guaranties, and other instruments, documents and agreements executed and delivered pursuant to or in connection with this Agreement as such instruments, documents and agreements may be amended, modified, renewed, extended or supplemented.

“Loan Party” means the Borrower and each Guarantor and “Loan Parties” means all of such Persons collectively.

“Make Whole Amount” means, with respect to repayments of the Loan made on or before the eighteen (18) month anniversary of the applicable Settlement Date (including as a result of an acceleration of the Loan in accordance with the terms hereof, including Section 11.1(f) or (g)), an amount equal to the interest payments and fees that would have been due on the Loan being repaid on the date of repayment or acceleration, as applicable, through and including the eighteen (18) month anniversary of the applicable Settlement Date had such Loan not been so repaid or accelerated, assuming that all such interest accrues at the Accrual Rate and that Borrower would pay all future interest not paid at the Cash Pay Rate by compounding the PIK Amount to Principal.

“Management Agreement(s)” means, individually and collectively, (i) the asset management agreement among the Parent Guarantor and/or Borrower, on the one hand, and any asset manager, on the other hand, and (ii) each of the property management agreements entered into with respect to a Real Estate Asset.

“Maryland SDAT” means the Maryland State Department of Assessments and Taxation.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of (i) the Borrower or the Parent Guarantor, or (ii) the Loan Parties taken as a whole, or (b) the ability of Loan Parties to perform their obligations under the Loan Documents to which they are a party from time to time.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, Material Contracts shall include, in any event, each Approved Management Agreement.

“Maturity Date” means April 22, 2023.

“Maximum Rate” means the maximum rate of non-usurious interest permitted from day to day by Applicable Law.

“Monroe Property” means that certain real property and related improvements located at 1691 Bienville Drive, Monroe, Louisiana which is under contract for acquisition by the Parent Guarantor or its Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Non-Recourse Exclusions” means, with respect to any Non-Recourse Indebtedness of any Person, (a) customary exclusions for actual losses incurred by a lender in connection with such Non-Recourse Indebtedness that are (i) are based on fraud, intentional or material misrepresentation, misappropriation of funds, gross negligence or willful misconduct, (ii) result from intentional waste at the Real Estate Asset securing such Non-Recourse Indebtedness, (iii) arise from the presence of hazardous or toxic substances, materials or wastes on the Real Estate Asset securing such Non-Recourse Indebtedness; or (iv) are the result of any unpaid real estate Taxes and assessments or insurance if sufficient cash flow from the real estate exists; (b) customary exclusions for the actual loss or repayment in full of such Non-Recourse Indebtedness resulting from (i) the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or collusive involuntary bankruptcy, insolvency or similar proceeding, (ii) interference with the exercise by the lender under such Non-Recourse Indebtedness of the remedies thereunder, (iii) the transfer of the borrowing Subsidiary and/or its assets in breach of the terms of such Non-Recourse Indebtedness or (iv) are the result of the breach by the borrowing Subsidiary of the special purpose entity provisions under such Non-Recourse Indebtedness; or (c) any other exclusions as are usual and customary in the reasonable determination of the Required Lenders or are otherwise permitted by the Required Lenders.

“Non-Recourse Indebtedness” means, with respect to a Person, Indebtedness of such Person which is secured by one or more parcels of real estate or interests therein or equipment and which is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of real estate securing such Indebtedness or the direct owner of such real estate, the leases thereon and the rents, profits and equity thereof or equipment, as applicable (except for recourse against the general credit of the Person obligated thereon for any Non-Recourse Exclusions), provided that in calculating the amount of Non-Recourse Indebtedness at any time, the amount of any Non-Recourse Exclusions which are the subject of a claim and action shall not be included in the Non-Recourse Indebtedness but shall constitute Recourse Indebtedness.

“Notes” means each promissory note issued to a Lender in accordance with Section 2.2.

“Obligations” means all advances to, and debts, liabilities, fees, commissions, obligations, covenants and duties of, Borrower arising under any Loan Document or otherwise with respect to any Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Affiliate thereof of any proceeding under any bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.

“Paid in Full”, “Pay in Full” or “Payment in Full” means, with respect to the Obligations, the payment in full in cash of all Obligations (other than contingent indemnification and expense reimbursement obligations to the extent no claim giving rise thereto has been asserted).

“Parent Guarantor” means HC Government Realty Trust, Inc., a Maryland corporation.

“Parent Guarantor’s Articles of Incorporation” means the Articles of Incorporation of the Parent Guarantor filed on March 11, 2016 with the Maryland SDAT, as amended by the “Articles Supplementary” filed on April 4, 2016 with the Maryland SDAT, and as further amended by the “Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock” filed with the Maryland SDAT on March 14, 2019, collectively as the same is in effect on the Second Amendment Effective Date.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means: (a) Liens securing Taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, in each case under this clause (a) which are not at the time required to be paid or discharged under Section 8.7; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially and adversely impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Senior Agent for the benefit of itself, the Senior Lenders and any Specified Derivatives Providers (as defined in the Senior Credit Agreement) or otherwise permitted pursuant to the Senior Credit Agreement; (f) normal and customary rights of setoff upon deposits of cash in favor of banks or other depositary institutions; and (g) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“PIK Amount” has the meaning set forth in Section 2.4.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Preferred Equity Conditions” means each of the following conditions: (i) there is no required current cash pay rate with respect to such Preferred Equity Interests, (ii) such Preferred Equity Interests do not have any mandatory redemption, repurchase, liquidation or similar repayment date, and (iii) such Preferred Equity Interests convey no additional voting rights on the holders thereof than those rights held by the holders of the common shares in the same issuer and convey only a preference in payment.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both (including, in any event, the Existing Preferred Equity).

“Principal” means the aggregate principal amount of the Loans hereunder, including any interested that has been paid in kind and capitalized or accrued to principal.

“Proceeding” means any action, suit, investigation or proceeding pending (or, to the knowledge of any Loan Party, any action, suit or proceeding threatened) against or in any other way relating adversely to or affecting any Loan Party or any of their respective Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any other Governmental Authority.

“Property Acquisitions” means the acquisition of (i) federally leased single tenant properties identified at least thirty (30) days in advance to the Lenders and consummated on terms and conditions acceptable to the Required Lenders, and (ii) the Monroe Property on the terms set forth in the applicable purchase agreements and financing term sheets provided to Lenders prior to the Closing Date.

“Real Estate Asset” means any parcel of real property, and any improvements thereon, owned in fee simple (or, solely with respect to the Cape Canaveral Property, ground leased) by the Parent Guarantor, any of its Subsidiaries or any Unconsolidated Affiliate.

“Recourse Indebtedness” means that portion of any Indebtedness that is not Non-Recourse Indebtedness.

“Required Lenders” means, as of the date of any determination, Lenders holding more than 50.0% of the sum of the aggregate Loans of all Lenders.

“Responsible Officer” means with respect to the Loan Parties and their respective Subsidiaries, the chief executive officer, president and chief financial officer of such Loan Party or such Subsidiary, or, if any of the foregoing is a partnership, such officer of its general partner, and with respect to certifications relating to financial statements and Compliance Certificates, the chief financial officer, treasurer, or chief accounting officer of the Parent Guarantor and the Borrower.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of any Loan Party or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of an identical or junior class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of any Loan Party or any of its Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of any Loan Party or any of its Subsidiaries now or hereafter outstanding; and (d) any “annual asset management fees,” “acquisition fees,” “loan fees,” “property management fees,” “disposition fees” and/or other fees or expenses payable to any Affiliate of any Loan Party under any Management Agreement or similar arrangement, or organizational or other document.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly Controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC or other Sanctions and published from time to time, as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” means any Person that is (i) listed on OFAC’s List of Specially Designated Nationals and Blocked Persons, (ii) otherwise the subject or target of Sanctions, to the extent United States persons are prohibited from engaging in transactions with such a Person, and (iii) 50 percent or greater owned or controlled by a Person described in clause (i) or (ii) above.

“Sanctions” means any applicable sanctions prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by the OFAC, the United States Department of State, the Unites States Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Schedule 7.2 Party” has the meaning provided in the Senior Credit Agreement.

“Schedule 7.2 Party Control Person” has the meaning provided in the Senior Credit Agreement.

“Second Amendment Effective Date” means October 22, 2019.

“Series B Preferred” means the 10.00% Series B Preferred Stock issued by the Parent Guarantor, par value $0.01 per share, as provided for in the Parent Guarantor’s Articles of Incorporation.

“Senior Agent” means KeyBank National Association, as administrative agent, together with its successors and assigns.

“Senior Credit Agreement” has the meaning provided in the Subordination Agreement.

“Senior Indebtedness” means the Obligations (as defined in the Subordination Agreement).

“Senior Debt Documents” has the meaning provided in the Subordination Agreement.

“Senior Lender” means any holder of Senior Indebtedness and “Senior Lenders” means all of such Persons collectively.

“Settlement Date” means, with respect to any advance of the Closing Date Term Loan or any Incremental Term Loan, the date on which funds are advanced by the Lenders.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Subordination Agreement” means the Intercreditor and Subordination Agreement, dated as of the Second Amendment Effective Date, by and among Senior Agent, the Lenders, the Loan Parties and the other parties party thereto from time to time, as amended and in effect from time to time.

“Subsidiary” means, for any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Asset Value” has the meaning set forth in the Senior Credit Agreement.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in which such Person holds an Equity Interest, the financial results of which Equity Interest would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unmatured Event of Default” means the occurrence of an event or the existence of a condition which, with the giving of notice or the passage of time would constitute an Event of Default.

“Wholly-Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or Controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

 “Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA

Section 1.2 General; References to Times . Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases (including capital leases) shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements delivered by the Loan Parties to the Lenders prior to such change in GAAP notwithstanding any change in GAAP relating thereto, for all purposes under this Agreement unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. References in this Agreement (including the schedules hereto) to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement (including the schedules hereto) to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern Time. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other financial accounting standard promulgated by the Financial Accounting Standards Board having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any of its Subsidiaries at “fair value”, as defined therein. Notwithstanding anything to the contrary contained herein, in the event of a change in GAAP after the Second Amendment Effective Date requiring all leases to be capitalized, only those leases (assuming for purposes of this sentence that they were in existence on the Second Amendment Effective Date) that would constitute capital leases on the Second Amendment Effective Date shall be considered capital leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that, all such financial statements delivered to the Lenders in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

Any reference herein to a merger, transfer, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation) (each, a “Division”), as if it were a merger, transfer, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each Division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE II

THE LOANS

Section 2.1 Term Loans .

(a) Closing Date Term Loan. Subject to the terms and conditions of this Agreement, each Lender severally, and not jointly, agrees to make a Loan to Borrower on the Closing Date in the aggregate principal amount of $10,500,000 (the “Closing Date Term Loan”) and in the respective amounts set forth on Annex A.

(b) Incremental Term Loans. Subject to the terms and conditions of this Agreement, (i) following the Closing Date and on or prior to the Second Amendment Effective Date, certain Lenders have made additional Loans in the original principal amount of $10,300,000 and (ii) subject to the terms of the Subordination Agreement, from time to time after the Second Amendment Effective Date if all Incremental Term Loan Conditions have been satisfied, each Lender severally, and not jointly, agrees to make additional term loans available to Borrower in the aggregate original principal amount of up to $3,200,000 (collectively, the “Incremental Term Loan”). This Section 2.1(b) shall not be construed to create any obligation on the Lenders to extend or to commit to extend any Incremental Term Loan to Borrower, and any Incremental Term Loan will only be funded upon the approval of the Lenders (or new lenders) funding such Incremental Term Loan, which such approval may be given or withheld in such Lender’s (or new lender’s) sole discretion. For the avoidance of doubt, pursuant to the terms of the Subordination Agreement, the aggregate principal amount of the aggregate Loans (inclusive of any and all accrued interest thereon assuming that all such interest has been capitalized into principal) may not at any time exceed $24,000,000.

Section 2.2 Evidence of Indebtedness . The Loans shall be evidenced by one or more accounts or records maintained by each Lender in the ordinary course of business. The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the reasonable written request of any Lender, Borrower shall execute and deliver to such Lender a promissory note, which shall evidence such Loans made by such Lender in addition to such accounts or records. Each such promissory note shall be substantially in the form of Exhibit B. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Note and payments with respect thereto.

Section 2.3 Repayment of Loans . Subject to the terms of the Subordination Agreement, Borrower shall repay the unpaid Principal amount of the Loans on the Maturity Date, together with all accrued and unpaid interest thereon and any other outstanding Obligations (other than contingent indemnification or expense reimbursement obligations for which no claim has been asserted).

Section 2.4 Interest.

(a) Interest Payments. The Principal shall accrue interest on the unpaid balance thereof from the applicable Settlement Date until the Loans have been Paid in Full at a rate per annum equal to 14.0% (the “Accrual Rate”). From the applicable Settlement Date and thereafter until the Loans have been Paid in Full, interest shall be paid currently in cash on a monthly basis in arrears on each Interest Payment Date at the fixed rate of 12.0% per annum (the “Cash Pay Rate”). Subject to the terms of the Subordination Agreement, on each Interest Payment Date, the Borrower shall: (A) make an additional cash payment to the Lenders of interest accruing on the Loans since the last Interest Payment Date at a rate equal to 2.0% per annum of the Principal outstanding under the Loans (the “Additional Cash Amount”); (B) increase the then outstanding Principal of the Loans by an amount (the “PIK Amount”) equal to the difference between (i) interest accruing at the applicable Accrual Rate during the preceding month and (ii) interest accruing at the applicable Cash Pay Rate during the preceding month; or (C) pay a portion of the Additional Cash Amount to the Lenders and compound to the Principal a portion of the PIK Amount such that the combined amount of such portion of the Additional Cash Amount and such portion of the PIK Amount is equal to interest accruing since the last Interest Payment Date at a rate of 2.0% per annum of the Principal outstanding under the Loans (collectively, the Additional Cash Amount, the PIK Amount or any combination thereof, the “Additional Interest Amount”); provided that, if the Borrower shall make an election to satisfy a portion of its interest payment obligations under this Section 2.4(a) on an Interest Payment Date by compounding any of the Additional Interest Amount to Principal, it shall do so by compounding any such amount of the Additional Interest Amount to all Lenders on an equal and ratable basis. Accrued and unpaid interest shall also be due and payable on the date on which any Principal is due, including on the Maturity Date.

(b) Default Rate; Payment of Default Interest. After the occurrence and during the continuance of any Event of Default (it being understood and agreed that, with respect to an Event of Default related to non-compliance with any of the financial covenants contained herein, the date of occurrence shall be the applicable test date), at the request of the Required Lenders and subject to the terms of the Subordination Agreement, the Principal, as well as any overdue Obligations, shall bear interest at a per annum rate equal to the Default Rate, beginning on the date of the occurrence of such Event of Default, except to the extent the Required Lenders have otherwise agreed in writing not to charge such Default Rate. All such interest shall be payable on demand by the Required Lenders.

(c) Savings Clause. No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Agreement or any other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by Applicable Law shall be applied as a payment and reduction of the Principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been Paid in Full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

Section 2.5 Use of Proceeds . The proceeds of Loans shall be used to (i) finance a portion of the consideration payable in connection with Property Acquisitions, (ii) refinance in full the Existing Indebtedness, (iii) general working capital requirements of Borrower and for other legitimate corporate purposes approved by Required Lenders in their reasonable discretion, and (iv) in each case, to pay fees and expenses incurred in connection therewith or herewith.

Section 2.6 Obligations Absolute . The obligations of Borrower under this Agreement and the other Loan Documents, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances, including (a) any lack of validity or enforceability of any Loan Document, (b) the existence of any claim, set-off, counterclaim, defense or other rights which Borrower, any Loan Party or any other Person may have at any time against any Lender or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction, (c) any amendment or waiver of, or any consent to departure from, any Loan Document or (d) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

ARTICLE III

RESERVED

ARTICLE IV

Payments

Section 4.1 Method of Payment . All payments of Principal, interest and other amounts due from Borrower hereunder shall be made, without any presentment thereof, directly to each Lender, at such address as a Lender may from time to time designate in writing to Borrower or, if a bank account(s) with a United States bank is designated for such Lender in any written notice to Borrower from such Lender, Borrower will make such payments in immediately available funds to such bank account, no later than 2:00 p.m. on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Lender may from time to time direct in writing. All payments of interest may be paid by auto-debit initiated by a Lender.

Section 4.2 Voluntary Prepayment . Subject to the terms of the Subordination Agreement, Borrower shall have the right at any time and from time to time prior to the Maturity Date, upon notice, to optionally prepay the Loans and other Obligations in whole or in part (provided, that any such partial prepayment shall be in a minimum amount of $250,000 or, if less, the entire outstanding amount of the Loan). In the event of an optional prepayment made under this Section 4.2, Borrower shall give the Lenders written notice of such prepayment at least ten (10) days (but not more than sixty (60) days) prior to the prepayment date, specifying (i) such prepayment date (which shall be a Business Day), (ii) the Principal amount of the Loans to be prepaid on such date, (iii) the accrued interest and Make Whole Amount, if any, applicable to the Loans to be prepaid and (iv) that such prepayment is to be made pursuant to this Section 4.2. Notwithstanding anything to the contrary contained herein, all payments of Principal and interest due from Borrower hereunder shall be made to the Lenders on an equal and ratable basis. All Loans which have been prepaid may not be reborrowed. Any prepayment of the Loan in accordance with Section 4.2 shall be accompanied by accrued but unpaid interest thereon, together with the Make Whole Amount. Any voluntary prepayments shall be allocated first to the Incremental Term Loans, if any, in inverse order of funding thereof, and last to the Closing Date Term Loan. Subject to the preceding sentence, any prepayments shall be allocated ratably to each of the Lenders in accordance with their pro rata share of the Loans.

Section 4.3 Mandatory Prepayment .

(a) Subject to the terms of the Subordination Agreement, if Borrower or any other Loan Party shall consummate an initial public offering of the Equity Interests in such Person, the Borrower shall repay the outstanding Loans and other Obligations in full immediately upon consummation of such initial public offering.

(b) Together with any mandatory Principal payment made pursuant to this Section 4.3, Borrower shall, subject to the terms of the Subordination Agreement, pay accrued interest and the Make Whole Amount on the Principal amount so prepaid and such payments shall be applied first to all costs, expenses, indemnities and other amounts then due and payable hereunder, then to payment of interest at the Default Rate, if any, then to accrued interest and the Make Whole Amount and thereafter to payment of Principal. The making of any mandatory prepayment under this Section 4.3 shall not excuse any action that would otherwise constitute an Event of Default hereunder. Any mandatory prepayments shall be allocated first to the Incremental Term Loans, if any, in inverse order of funding thereof, and last to the Closing Date Term Loan.

Section 4.4 Computation of Interest . Interest on the Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each determination by a Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 4.5 Sharing of Payments by Lenders

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Loans owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under Borrower at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (x) notify other the Lenders of such fact, and (y) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may, following written notice to Borrower of the existence of such participation, exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

ARTICLE V

RESERVED

ARTICLE VI

RESERVED

ARTICLE VII

Representations and Warranties

To induce Lenders to enter into this Agreement, Borrower, as of the Closing Date and each Settlement Date, hereby represents and warrants to Lenders that:

Section 7.1 Existence. The Parent Guarantor and each of its Subsidiaries, including Borrower (a) are duly organized, validly existing and in active standing under the laws of their respective jurisdictions of organization, (b) have all requisite power and authority to own their assets and carry on their business as now being or as proposed to be conducted and (c) are qualified to do business in all jurisdictions where necessary (except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect). The Parent Guarantor and each of its Subsidiaries has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 7.2 Financial Statements . Borrower has delivered to Lenders audited financial statements of the Parent Guarantor as at and for the fiscal year ended December 31, 2017, and unaudited financial statements for the fiscal quarter ended December 31, 2018. Such financial statements, have been prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments in the case of unaudited financial statements), and fairly and accurately present in all material respects, on a consolidated basis, the financial condition of the Parent Guarantor and its Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. As of the date of such financial statements, the Parent Guarantor and its Subsidiaries do not have any material contingent liabilities, liabilities for Taxes, material forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements.

Section 7.3 Requisite Action; No Breach . The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrower and do not and will not violate or conflict with the Organizational Documents of Borrower or any law, rule or regulation or any order, writ, injunction or decree of any court, Governmental Authority or arbitrator, and, except as could not reasonably be expected to have a Material Adverse Effect, do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (other than the Liens established under the Loan Documents) upon any of the revenues or assets of Borrower or any Subsidiary pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license or other instrument or agreement by which Borrower or any Subsidiary or any of their respective properties is bound.

Section 7.4 Operation of Business . The Parent Guarantor and each of its Subsidiaries possess or have a valid right to use all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted.

Section 7.5 Litigation and Judgments . There is no action, suit, investigation or proceeding before or by any Governmental Authority pending, or to the knowledge of Borrower, threatened against or affecting the Parent Guarantor or any Subsidiary, that could, if adversely determined, reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against the Parent Guarantor or any of its Subsidiaries for the payment of money in excess of $50,000.00.

Section 7.6 Rights in Properties; Liens. The Parent Guarantor and each of its Subsidiaries have good and marketable title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets or leasehold interests of the Parent Guarantor or any of its Subsidiaries is subject to any Lien, except for the Permitted Liens and any other Liens hereafter approved by the Required Lenders.

Section 7.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is a party, when delivered, shall constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights.

Section 7.8 Approvals. No authorization, approval or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof, except for the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Agreement entered into in connection herewith.

Section 7.9 Indebtedness. The Parent Guarantor and its Subsidiaries have no Indebtedness except Indebtedness permitted pursuant to Section 9.1 or Indebtedness being satisfied from the proceeds of the Loans.

Section 7.10 Use of Proceeds; Margin Securities. Neither Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 7.11 ERISA. The Parent Guarantor and each Subsidiary of the Parent Guarantor have complied in all material respects with all applicable minimum funding requirements and all other applicable requirements of ERISA, and there are no existing conditions that would give rise to material liability thereunder. No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any employee benefit plan that might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

Section 7.12 Taxes. The Parent Guarantor and each Subsidiary of the Parent Guarantor have filed all Tax returns (federal, state and local) required to be filed on or before the date of this representation (including any future dates on which this representation is deemed to be made), including all income, franchise, employment, property and sales Taxes, and have paid all of their liabilities for Taxes, assessments, governmental charges and other levies that are due and payable, other than those not yet delinquent and except any such Taxes, assessments, governmental charges and levies which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established.

Section 7.13 Disclosure. No event has occurred since the date of the most recently delivered audited financial statements, and no fact or condition exists, which has had a Material Adverse Effect or which could reasonably be expected to have a Material Adverse Effect.

Section 7.14 Subsidiaries. The Parent Guarantor has no Subsidiaries other than those listed on Schedule 7.14. The Parent Guarantor owns, directly or indirectly, the amount of ownership interests of each Subsidiary as set forth on Schedule 7.14.

Section 7.15 Compliance with Laws; Parent Guarantor Status.

(a) Neither the Parent Guarantor nor any of its Subsidiaries is in violation in any material respect of any material law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

(b) The Parent Guarantor is qualified as a “real estate investment trust” under Sections 856-860 of the Internal Revenue Code.

(c) The Parent Guarantor is in compliance in all material respects with all provisions of the Internal Revenue Code applicable to the qualification of the Parent Guarantor as a “real estate investment trust”.

Section 7.16 Compliance with Agreements . Neither the Parent Guarantor nor any of its Subsidiaries is in violation in any material respect of any material document, agreement, contract or instrument to which it is a party or by which it or its properties are bound.

Section 7.17 Environmental Matters . The Parent Guarantor and each of its Subsidiaries, and their respective properties, are in material compliance with all material applicable Environmental Laws and neither the Parent Guarantor nor any of its Subsidiaries is subject to any material liability or obligation for remedial action thereunder. There is no pending or, to Borrower’s knowledge, threatened investigation or inquiry by any Governmental Authority with respect to the Parent Guarantor or any of its Subsidiaries or any of their respective properties pertaining to any Hazardous Materials. Except in the ordinary course of business and in compliance with all Environmental Laws, or as otherwise set forth in any environmental assessments or related reports (each, an “Environmental Report”) obtained in connection with a Property Acquisition, to Borrower’s knowledge, there are no Hazardous Materials located on or under any of the properties of the Parent Guarantor or any of its Subsidiaries. Except in the ordinary course of business and in compliance with all Environmental Laws, or as set forth in any Environmental Report, to Borrower’s knowledge neither the Parent Guarantor nor any of its Subsidiaries has caused or permitted any Hazardous Materials to be disposed of on or under or released from any of its properties. Borrower and each Subsidiary (or any applicable tenant at a property) have obtained all material permits, licenses and authorizations which are required under and by all material Environmental Laws and necessary for the conduct of their business.

Section 7.18 Solvency. As of each Settlement Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, no Loan Party is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, each Loan Party is able to pay its debts as they become due, and each Loan Party has sufficient capital to carry on its business.

Section 7.19 Transactions With Affiliates . Neither the Parent Guarantor nor any of its Subsidiaries is a party to any transaction, arrangement or contract (including any lease or other rental agreement) with any of its Affiliates other than as permitted by Section 9.10 hereof.

Section 7.20 Investment Company Act . Neither the Parent Guarantor nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.21 Sanctions. Neither the Parent Guarantor nor any of its Subsidiaries or, to the knowledge of Borrower, any director, officer, employee, agent, or Affiliate of Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (a) the subject of any Sanctions, or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

Section 7.22 Anti-Corruption. Neither the Parent Guarantor nor any of its Subsidiaries, nor, to the knowledge of Borrower, any director, officer, employee, agent, or Affiliate of Borrower or any of its Subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which Borrower or any Subsidiary conduct their business and to which they are lawfully subject or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

ARTICLE VIII

Affirmative Covenants

For so long as this Agreement is in effect, each of the Loan Parties jointly and severally shall, and shall cause each of its respective Subsidiaries to, comply with the following covenants:

Section 8.1 Reporting Requirements . Borrower will deliver to each Lender:

(a) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries, and the unaudited balance sheet of the Borrower, as at the end of such fiscal year and the related audited consolidated statements of income, cash flows and shareholders’ equity of the Parent Guarantor and its Subsidiaries, and the related unaudited consolidating statements of income and cash flows of the Borrower for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by a Responsible Officer of the Parent Guarantor, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Parent Guarantor and its Subsidiaries and the consolidating financial position of the Borrower as at the date thereof and the results of operations for such period and (b) in the case of the audited financial statements, accompanied by the audit report thereon of an independent accounting firm of national standing reasonably acceptable to the Required Lenders or other independent certified public accountants acceptable to the Required Lenders (it being agreed that Cherry Bekaert LLP is acceptable to the Required Lenders), whose report shall be unqualified as to the scope of such audit and not subject to any “going concern” or like qualification or exception and who shall have authorized the Parent Guarantor and the Borrower to deliver such financial statements and report to the Lenders.

(b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first, second and third fiscal quarters of the Borrower, the unaudited, consolidated balance sheet of the Parent Guarantor and its Subsidiaries, and the unaudited consolidating balance sheet of the Borrower, in each case as at the end of such period, and the related unaudited consolidated statements of income, cash flows and shareholders’ equity of the Parent Guarantor and its Subsidiaries, and the unaudited consolidating statements of income and cash flows of the Borrower, in each case for such period, setting forth in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by a Responsible Officer of the Parent Guarantor, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Parent Guarantor and its Subsidiaries and the consolidating financial position of the Borrower as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments and the absence of footnotes).

(c) [Reserved].

(d) Compliance Certificate. At the time financial statements are furnished pursuant to Sections 8.1(a) and 8.1(b), a certificate substantially in the form of Exhibit A (a “Compliance Certificate”) executed by a Responsible Officer of the Parent Guarantor stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the applicable Loan Party and its Subsidiaries with respect to such event, condition or failure.

(e) Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Parent Guarantor or the Borrower or its governing board by its independent public accountants;

(f) Equity Interest Holder Information. Promptly upon the mailing thereof to the direct or indirect holders of Equity Interests of the Parent Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

(g) ERISA. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to result in liability in excess of $500,000, a certificate of a Responsible Officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(h) Litigation. (i) To the extent that any Loan Party or any of its Subsidiaries is aware of the same, prompt notice of the commencement of any material proceeding or investigation by or before any Governmental Authority and any material action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Loan Party or any of its Subsidiaries or any of their respective properties, assets or businesses, which could, either individually or in the aggregate, be reasonably expected to result in liability in excess of $500,000, (ii) prompt notice of pleadings filed in connection with any Proceedings identified to the Lenders on or prior to the Second Amendment Effective Date or of any developments in any such Proceedings that could reasonably be expected to be adverse to any Loan Party in any material respect, and (iii) prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any of its Subsidiaries are being audited;

(i) Modification of Organizational Documents. A copy of any material amendment, modification or other supplement to the partnership agreement, articles of organization or certificate of incorporation, bylaws, operating agreement or other similar organizational documents of any Loan Party within 5 Business Days after the effectiveness thereof (such amendment, modification or supplement to be subject to Section 9.8);

(j) Change of Management or Financial Condition. Prompt notice (i) of any change in the senior management of any Loan Party or any change in property manager under, or termination or cancellation of, an Approved Management Agreement; and (ii) of any change in the business, assets, liabilities, financial condition or results of operations of any Loan Party or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect;

(k) Default. Notice of the occurrence of any of the following promptly upon any Loan Party obtaining knowledge thereof: (i) any Default or Event of Default, (ii) any default or event of default under the Senior Debt Documents or other material notice under the Senior Debt Documents, (iii) any default or event of default under any property management arrangements (including, in any event, any development in connection with the termination of the Holmwood Management Agreement and the termination fee payable thereunder), or (iv) any claimed default or event of default by any Loan Party under any other Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(l) Judgments. Prompt notice of any order, judgment or decree (i) in connection with any Proceedings identified to the Lenders on or prior to the Second Amendment Effective Date or (ii) in excess of $500,000 having been entered against any Loan Party or any of its Subsidiaries or any of their respective properties;

(m) Notice of Violations of Law. Prompt notice if any Loan Party or any of its Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law by such Person or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

(n) Budget. As soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower (or such other time as agreed by the Required Lenders), an annual business plan and a detailed consolidated budget (collectively, each, a “Budget”) of the Parent Guarantor for the following four consecutive fiscal quarters (including projected statements of cash flow of the Parent Guarantor and its Subsidiaries as of the end of the following fiscal year and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget, together with projections with respect to such fiscal quarters (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Parent Guarantor stating that such Projections were prepared in good faith based on reasonable estimates, information and assumptions and that such officer has no reason to believe that such Projections are incorrect or misleading in any material respect (it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results);

(o) Securities Filings. Within five Business Days after the filing thereof, copies of all, if any, registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(p) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any of its Subsidiaries or any Affiliates, in each case as any Lender may reasonably request.

Section 8.2 Preservation of Existence and Similar Matters. Except as otherwise permitted under Section 9.6, the Loan Parties shall, and shall cause each of their respective Subsidiaries to, (a) preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except to the extent the failure to satisfy the foregoing clause (b) could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.3 Compliance with Applicable Laws, Organizational Documents, Sanctions, Anti-Corruption and Terrorism Laws, and Material Contracts . The Loan Parties shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with (a) all Applicable Laws applicable to any Loan Party and its respective Subsidiaries, including the obtaining of all Governmental Approvals as necessary, the violation of which could reasonably be expected to result in a Material Adverse Effect, (b) all Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws, including the obtaining of all Governmental Approvals as necessary, (c) its respective partnership agreement, certificate of incorporation or articles of organization, bylaws, limited liability company agreement, or other similar organizational documents and (d) all terms and conditions of all Material Contracts to which it is a party to the extent a failure to comply with such Material Contract could reasonably be expected to result in a Material Adverse Effect, but including, in any event, each Management Agreement to which any Loan Party is a party.

Section 8.4 Maintenance of Property . In addition to the requirements of any of the other Loan Documents, the Loan Parties shall, and shall cause each of their respective Subsidiaries to, (a) protect and preserve all of its respective material properties necessary in the conduct of its business, including, but not limited to, all intellectual property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, restorations, renewals, replacements and additions to such properties and the improvements thereon in a good and workmanlike manner in accordance with sound building practices, so that the business carried on in connection therewith may be properly and advantageously conducted in all material respects at all times.

Section 8.5 Conduct of Business . The Loan Parties shall, and shall cause each of their respective Subsidiaries to, carry on, their respective businesses as conducted on the Second Amendment Effective Date.

Section 8.6 Insurance. In addition to the requirements of any of the other Loan Documents, the Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses as the Loan Parties, or as may be required by Applicable Law.

Section 8.7 Payment of Taxes and Claims . Each of the Loan Parties shall, and shall cause each of their respective Subsidiaries to, pay and discharge when due (a) all federal, state, and other Taxes (other than de minimis amounts) imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such Tax or claim which is being contested in good faith by appropriate proceedings, in each case in a manner which operates to suspend the collection thereof or the imposition of any Lien relating thereto and for which adequate reserves have been established on the books of such Loan Party or such Subsidiary, as applicable, in accordance with GAAP.

Section 8.8 Visits and Inspections . The Loan Parties shall, and shall cause each of their respective Subsidiaries to, permit representatives or agents of any Lender, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, and only during normal business hours and, subject to the last sentence of this Section 8.8, at the reasonable expense of the Borrower, to: (i) visit and inspect all properties of such Loan Party or such Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (ii) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (iii) discuss with its officers, and its independent accountants, its business, assets, operations or condition (financial or otherwise), it being agreed that the Borrower shall be invited to attend any discussions with its accountants. Unless an Event of Default has occurred, the Borrower shall not be required to pay for an inspection of books and records of the Loan Parties more often than once per year.

Section 8.9 Use of Proceeds . The Borrower shall use the proceeds of the Loans to repay certain Indebtedness existing as set forth in Section 2.5. No part of the proceeds of any Loan will be used (v) for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock; (w) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity or in violation of any Sanctions or Anti-Terrorism Laws; (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws; (y) to fund any purchase of, or offer for, a controlling portion of the Equity Interests of any Person, unless the board of directors or similar governing body of such Person has consented to such offer, or (z) to make any Investment other than those Investments permitted pursuant to this Agreement.

Section 8.10 Environmental Matters. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with all Environmental Laws. If any Loan Party or any of its Subsidiaries shall (a) receive written notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed against any Loan Party or any of its Subsidiaries alleging violations of any Environmental Law or requiring any Loan Party or any of its Subsidiaries to take any action in connection with the release of Hazardous Materials or (c) receive any written notice from a Governmental Authority or private party alleging that any Loan Party or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, either individually or in the aggregate, could reasonably be expected to result in liability in excess of $500,000, the Borrower shall provide the Lenders with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by such Loan Party or Subsidiary. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 8.11 Books and Records . The Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

Section 8.12 [Reserved].

Section 8.13 REIT Status . The Parent Guarantor shall at all times maintain its status as a REIT and its election to be treated as a REIT under the Internal Revenue Code. Without limitation of the immediately preceding sentence, and notwithstanding any other provision of this Agreement or any other Loan Document, the Parent Guarantor shall not engage in any business other than (a) the business of acting as a REIT and serving as the general partner of the Borrower and matters directly relating thereto and (b) engaging in the other activities permitted pursuant to this Section 8.13. The Parent Guarantor (x) shall not (A) own assets other than its Equity Interest in the Borrower and Holmwood (other than (1) cash and other assets of nominal value incidental to the Parent Guarantor’s ownership of such Equity Interests and in connection with the Parent Guarantor’s corporate overhead costs, including, without limitation, expenditures related to its maintenance as a public company; provided that proceeds of any Equity Issuance will promptly (but in no event later than 3 Business Days) be contributed directly to the Borrower, and (2) assets maintained on a temporary or pass-through basis (for no more than 3 Business Days) that are held for subsequent payment of permitted dividends and other permitted Restricted Payments), (B) conduct any business other than activities associated with its ownership of the Equity Interests in the Borrower and Holmwood, including, without limitation, activities in its capacity as general partner of the Borrower and sole member of Holmwood, and its existence as a public company or (C) have, incur or Guarantee any liabilities other than (i) obligations incurred in the ordinary course of business that are not in the nature of Indebtedness for borrowed money, (ii) the Guaranty of the Obligations and (iii) subject to the Subordination Agreement, the Guaranty of the Senior Indebtedness, (y) shall contribute to the Borrower all proceeds of Equity Issuances by the Parent Guarantor, net of transaction costs, promptly (and in any event within 3 Business Days of receipt thereof) and shall not grant a Lien to any Person in such proceeds and (z) shall continue to be the sole general partner of the Borrower. The Parent Guarantor shall not create, incur or suffer to exist any Lien on its Equity Interests in the Borrower or its Equity Interests in its other Subsidiaries.

Section 8.14 [Reserved].

Section 8.15 Further Assurances .

(a) The Loan Parties shall, at their sole cost and expense and upon request of the Lenders, execute and deliver or cause to be executed and delivered, to the Lenders such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lenders to carry out the provisions and purposes of this Agreement and the other Loan Documents.

(b) Without limitation of the foregoing, each of the Loan Parties shall, promptly upon the request of any Lender, provide such further documentation or other information as is reasonably requested for purposes of compliance with any Applicable Laws pertaining to anti-money laundering or “know-your-customer”, including, without limitation, Applicable Laws relating to beneficial ownership and controlling parties.

Section 8.16 [Reserved].

Section 8.17 Distribution of Income to Borrower. Except to the extent prohibited under Section 9.1, the Borrower shall cause all of its Subsidiaries to promptly (but not less frequently than once each fiscal quarter of the Borrower unless otherwise approved by the Required Lenders) distribute to the Borrower, whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of expenses not paid on at least a quarterly basis and capital expenditures to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the ordinary course of business.

ARTICLE IX

Negative Covenants

For so long as this Agreement is in effect, each Loan Party jointly and severally shall comply with the following covenants:

Section 9.1 Restricted Payments . The Loan Parties shall not declare or make any Restricted Payment except for the following, in each case subject to the terms of the Subordination Agreement:

(a) each Subsidiary of the Borrower shall be permitted to declare and pay dividends on its Equity Interests and to make distributions with respect thereto to the Borrower from time to time;

(b)  so long as no Default or Event of Default exists or would result therefrom, the Borrower may declare or make cash distributions to the Parent Guarantor and the Borrower’s (or its Subsidiary’s) limited partners;

(c) the Borrower and the Parent Guarantor shall be permitted to declare and pay dividends quarterly on their respective Equity Interests, and to make quarterly distributions with respect thereto from time to time, provided, however, that in no event shall the Borrower or the Parent Guarantor: (i) for the period commencing twelve (12) months after the Second Amendment Effective Date through eighteen (18) months after the Second Amendment Effective Date, pay any such dividends or make any such distributions on any Equity Interests if such dividends and distributions, in the aggregate for any applicable period (calculated on a cumulative basis for all quarters elapsed from the twelve (12) month anniversary of the Second Amendment Effective Date through the applicable date of determination, annualized), would exceed 110% of Funds from Operations of the Parent Guarantor and its Subsidiaries for such period, (ii) for the period commencing nineteen (19) months until twenty-four (24) months after the Second Amendment Effective Date, pay any such dividends or make any such distributions on any Equity Interests if such dividends and distributions, in the aggregate for any applicable period (calculated on a cumulative basis for all quarters elapsed from the twelve (12) month anniversary of the Second Amendment Effective Date through the applicable date of determination, annualized) would exceed 95% of Funds from Operations of the Parent Guarantor and its Subsidiaries for such period, (iii) from and after the two-year anniversary of the Second Amendment Effective Date, pay any such dividends or make any such distributions on any Equity Interests if such dividends and distributions, in the aggregate for any applicable fiscal period (calculated on a cumulative basis for the then-current fiscal quarter and the three immediately preceding fiscal quarters) would exceed 95% of Funds from Operations of the Parent Guarantor and its Subsidiaries for such period, (iv) for the period commencing on the Second Amendment Effective Date through eighteen (18) months after the Second Amendment Effective Date, pay any such dividends or make any such distributions if the aggregate unrestricted and unencumbered Cash and Cash Equivalents of the Borrower maintained in the Borrower’s deposit accounts, both before and after giving effect to such distribution or dividend, would be less than $2,500,000, or (v) pay any such dividends or make any such distributions if any Default or Event of Default exists or would result therefrom. Notwithstanding the foregoing, if a Default or Event of Default exists or would result therefrom, (x) the Borrower may declare and make cash distributions to the Parent Guarantor and other holders of partnership interests in the Borrower with respect to any fiscal year to the extent (but only to the extent) necessary for the Parent Guarantor to distribute, and the Parent Guarantor may so distribute, an aggregate amount not to exceed the minimum amount necessary for the Parent Guarantor to remain in compliance with the first sentence of Section 8.12; provided that upon the occurrence of any Default or Event of Default described in Section 11.1(a), 11.1(b), 11.1(f) or 11.1(g) or the acceleration of the maturity of any of the Obligations, the Parent Guarantor and the Borrower may not make any distributions or dividends under this Section 9.1 and (y) except to the extent permitted pursuant to clause (x) above, the Loan Parties shall not, and shall not permit any other Subsidiary of the Borrower to, make any Restricted Payments to any Person other than to the Borrower or any of its Wholly-Owned Subsidiaries (it being agreed that, in accordance with Section 9.9, from the Second Amendment Effective Date through the date that is eighteen (18) months after the Second Amendment Effective Date, no Loan Party shall amend, supplement or otherwise alter its Existing Dividend Policy in any manner that would have the effect of increasing the dividends, distributions or other payments paid or payable thereon);

(d) [reserved];

(e) subject to Section 11.1(l), the issuance of common stock (or common partnership interests) upon conversion of any Preferred Equity Interests;

(f) subject to Section 11.1(l), the issuance of shares in the Parent Guarantor in satisfaction of the right of limited partners of the Borrower to redeem the partnership interests held by such partners; and

(g) the Loan Parties may pay management fees and other amounts described in clause (d) of the definition of Restricted Payments.

Section 9.2 Indebtedness. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, incur, assume, suffer to exist or otherwise become obligated in respect of any Indebtedness, except for any of the following:

(i) Indebtedness under the Loan Documents, which, is at all times subject to the Subordination Agreement;

(ii) the Senior Indebtedness, which, is at all times subject to the Subordination Agreement; and

(iii) such other Indebtedness as is permitted pursuant to the Senior Credit Agreement.

Section 9.3 Certain Investment Limitations. The Loan Parties shall not, and shall not permit any other Subsidiary to, make any Investment in or otherwise own the following items which would cause the aggregate value of such holdings of the Parent Guarantor and its Subsidiaries to exceed the limits set forth below:

(a) Investments by the Borrower and its Subsidiaries in Unconsolidated Affiliates and non-Wholly-Owned Subsidiaries shall at all times be less than ten percent (10%) of Total Asset Value.

Section 9.4 Investments Generally . The Loan Parties shall not, and shall not permit any other Subsidiary to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Second Amendment Effective Date, other than the following:

(a) Investments in Cash Equivalents;

(b) Investments to the extent permitted under Section 9.3 and otherwise in compliance with this Agreement;

(c) Investments in the form of Derivatives Contracts permitted by Section 9.12;

(d) the acquisition of fee interests by the Borrower or any Subsidiaries (directly or indirectly through an entity) in Real Estate Assets and investments incidental thereto;

(e) Investments by the Parent Guarantor in the Borrower and Wholly-Owned Subsidiaries, and Investments by the Borrower (directly or indirectly) in Subsidiaries of the Borrower to the extent permitted by Section 9.3; and

(f) such other Investments as are permitted pursuant to the Senior Credit Agreement.

Section 9.5 Liens; Negative Pledges; Restrictive Agreements.

(a) The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, create, assume, or incur any Lien upon any of their respective properties, assets, income or profits of any character whether now owned or hereafter acquired, except for any of the following if, both immediately prior to and immediately after the creation, assumption or incurring of such Lien, no Default or Event of Default is or would be in existence:

(i) Permitted Liens;

(ii) Liens securing Non-Recourse Indebtedness permitted under Section 9.2(ii) and encumbering only the specific Real Estate Assets being financed by such Indebtedness, none of which shall be Borrowing Base Properties;

(iii) Liens on fixed or capital assets acquired by the Borrower or any of its Subsidiaries; provided, that (A) such Liens secure Indebtedness permitted by Section 9.2(iii), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, (C) the Indebtedness secured thereby does not exceed the cost of acquiring such fixed or capital assets, and (D) such Liens shall not apply to any other property or assets of any Loan Party.

(b) The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing secured Non-Recourse Indebtedness which such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.2(ii) or (iii), which Indebtedness is secured solely by a Lien permitted to exist under the Loan Documents, and (y) which only prohibits the creation of any other Lien on the property securing such Indebtedness as of the date such agreement was entered into (and, except as provided in clause (ii) below, which does not prohibit the creation of a Lien on the Equity Interests of the Borrower or any Subsidiary); or (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale.

(c) The Loan Parties shall not, and shall not permit any other Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (other than pursuant to any Loan Document) on the ability of any Loan Party to: (i) pay dividends or make any other distribution on any of such Loan Party’s capital stock or other equity interests owned by the Borrower; (ii) pay any Indebtedness owed to the Borrower; (iii) make loans or advances to the Borrower; or (iv) transfer any of its property or assets to the Borrower.

Section 9.6 Fundamental Changes . The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer (including by way of a Division) or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets whether now owned or hereafter acquired; provided, however that (x) a Person (other than a Loan Party) may merge with and into any Loan Party so long as (i) such Loan Party is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom, and (iii) the Loan Parties shall have given the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification as to the matters described in this proviso and (y) a non-Loan Party Subsidiary may enter into transactions described in clauses (i), (ii) and (iii) above so long as, both before and after giving effect to such transaction, (A) no Default or Event of Default has occurred and is continuing and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect. For the avoidance of doubt, the Borrower shall at all times be a Wholly-Owned Subsidiary of the Parent Guarantor.

Section 9.7 Fiscal Year . None of the Loan Parties shall change its fiscal year from that in effect as of the Second Amendment Effective Date.

Section 9.8 Modifications to Management Agreements, Material Contracts.

(a) No Loan Party shall enter into any management contracts or property management agreements or arrangements or agreements with agent or brokers other than an Approved Management Agreement.

(b) No Loan Party shall enter into any amendment or modification to (i) any Material Contract which could reasonably be expected to be adverse to the Lenders or otherwise to have a Material Adverse Effect, or (ii) any Approved Management Agreement in a manner that would materially increase the applicable Loan Party’s monetary obligations, nor shall any Loan Party terminate or cancel an Approved Management Agreement without the prior written consent of the Required Lenders (it being acknowledged that the Loan Parties have elected not to renew the Holmwood Management Agreement prior to the Second Amendment Effective Date).

Section 9.9 Modifications of Organizational Documents; Dividend Policy. Each Loan Party shall not amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document in any material respect or in any respect that could reasonably be expected to be adverse to the Lenders. Without limitation of the foregoing, from the Second Amendment Effective Date through the date that is eighteen (18) months after the Second Amendment Effective Date, no Loan Party shall amend, supplement or otherwise alter its Existing Dividend Policies in any manner that would have the effect of increasing the dividends, distributions or other payments paid or payable thereon.

Section 9.10 Transactions with Affiliates . No Loan Party shall permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such other Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions among Loan Parties not involving any other Affiliate, (c) indemnification payments to directors and officers of the Parent Guarantor or the Borrower provided that such payments are covered by insurance (subject to a customary deductible), (d) the transactions contemplated by the Loan Documents, and (e) the transactions disclosed on Schedule 9.10.

Section 9.11 Plans. Each Loan Party shall not, and shall not permit any of their respective Subsidiaries to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of Section 3(42) ERISA, the Internal Revenue Code and the respective guidance promulgated thereunder. The Loan Parties shall not cause, and shall not permit any other member of the ERISA Group to cause, any ERISA Event that could reasonably be expected to result in liability in excess of $1,500,000 individually or in the aggregate.

Section 9.12 Derivatives Contracts . The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into or become obligated in respect of, Derivatives Contracts other than Derivatives Contracts (i) entered into by the Loan Parties or any of their respective Subsidiaries in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by such Person and not for the purpose of speculation or taking a “market view” and (ii) that do not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

Section 9.13 Foreign Assets Control; Anti-Corruption; Anti-Terrorism. No Loan Party shall at any time be a Person with whom the Lenders are restricted from doing business under the regulations of OFAC (including, Sanctioned Persons) or under any Sanctions, Anti-Terrorism Law or Anti-Corruption Law, or other governmental action and shall not engage in any dealings or transactions or otherwise be associated with such Persons.

ARTICLE X

RESERVED.

ARTICLE XI

Default

Section 11.1                                Events of Default . Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be affected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment of Principal. The Borrower shall fail to pay when due any principal of the Loans.

(b) Default in Payment of Interest and Other Payment Obligations. The Borrower shall fail to pay within ten (10) days after the due date thereof any interest on or fees applicable to any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document; or any other Loan Party shall fail to pay within ten (10) days after the due date thereof any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party.

(c) Default in Performance. (i) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in Section 8.1, 8.2 (solely with respect to legal existence), 8.3(b), 8.6, 8.8, 8.9, 8.10, 8.13 or Article IX, and in the case of this clause (i) only, such failure shall continue for a period of 30 days; or (ii) any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section 11.1 and in the case of this clause (ii) only, such failure shall continue for a period of 60 days.

(d) Misrepresentations. Any written statement, certification, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party or their respective Subsidiaries under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any financial statements (including in each case all related schedules and notes) or related certifications furnished pursuant hereto, or in any other writing or written statement at any time furnished or made or deemed made by or on behalf of any Loan Party or Subsidiary to any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e) Indebtedness Cross-Default; Derivatives Contracts.

(i) With respect to any Non-Recourse Indebtedness of any Loan Party or any of its Subsidiaries having an individual or aggregate outstanding principal amount in excess of the greater of five million dollars ($5,000,000), (A) any Loan Party or any of its Subsidiaries shall fail to pay when due and payable, within any applicable grace or cure period (not to exceed 30 days), the principal of, or interest on, such Non-Recourse Indebtedness, (B) the maturity of such Non-Recourse Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Non-Recourse Indebtedness, or (C) such Non-Recourse Indebtedness shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof;

(ii) (A) with respect to any Recourse Indebtedness of any Loan Party or any of its Subsidiaries (including, without limitation, any Derivatives Contract but excluding the Senior Indebtedness), (w) any Loan Party or any of its Subsidiaries shall fail to pay when due and payable, without regard to any applicable grace or cure period, the principal of, or interest on, such Recourse Indebtedness, (x) the maturity of such Recourse Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Recourse Indebtedness, or (y) such Recourse Indebtedness shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof; or (B) any recourse claim is made against any Loan Party under any one or more so-called non-recourse carve out guarantees in an aggregate amount in excess of $1,500,000; or

(iii) there occurs an “Event of Default” under and as defined in any Derivatives Contract as to which any Loan Party or any of its Subsidiaries is a “Defaulting Party” (as defined therein); or there occurs an “Early Termination Date” (as defined therein) in respect of any Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which any Loan Party or any of its Subsidiaries is an “Affected Party” (as defined therein) and the Derivatives Termination Value for which such Loan Party or Subsidiary is responsible under such terminated Derivatives Contract exceeds $1,500,000.

(f) Voluntary Bankruptcy Proceeding. Any Loan Party, any of its respective general partners or managers, or any of its respective Subsidiaries, shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party, any of its respective general partners or any of its Subsidiaries in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h) Litigation; Enforceability. Any Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement or any other Loan Document, or this Agreement or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(i) Judgment; Order. (x) A final judgment or order for the payment of money or for an injunction shall be entered against any Loan Party or any of its Subsidiaries by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appellate proceedings prosecuted by such Loan Party or such Subsidiary in good faith and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Loan Parties and their respective Subsidiaries, $1,500,000 per occurrence or in any calendar year, or (B) in the case of an injunction or other non-monetary judgment, such injunction or judgment could reasonably be expected to have a Material Adverse Effect; (y) an order or judgment for the dissolution of the Parent Guarantor shall be entered by any court or other tribunal, whether or not final; or (z) a final judgment or order for the payment of money shall be entered against any prior or current directors or officers of any Loan Party or any of its Subsidiaries by any court or other tribunal for which such Loan Party or Subsidiary has indemnification obligations therefor in excess of $1,500,000 that are not fully covered by insurance, as acknowledged in writing by the applicable insurance carrier.

(j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Loan Party or any of its Subsidiaries which exceeds, individually or together with all other such warrants, writs, executions and processes, $1,500,000, and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Required Lenders pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations.

(k) ERISA.

(i) Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $1,500,000; or

(ii) The “unfunded benefit liabilities” of all Plans exceeds in the aggregate $1,500,000, as determined pursuant to the customary accounting standards utilized by the accountant for the Plans.

(l) Change of Control; Change of Management.

(i) The Parent Guarantor shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to Control the Borrower;

(ii) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Schedule 7.2 Party Control Person (provided that, in the event of the death, disability or incapacity of the Schedule 7.2 Party Control Person, the Borrower shall have one hundred twenty (120) days to provide for a replacement Schedule 7.2 Party Control Person who is reasonably satisfactory to the Senior Agent), or any other Person Controlled solely and exclusively by the Schedule 7.2 Party Control Person (including the Schedule 7.2 Party for so long as such Control exists) (collectively, the “Schedule 7.2 Party Control Group”), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” will be deemed to have “beneficial ownership” of all securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (x) more than 25% of the total voting power of the then outstanding voting stock of the Parent Guarantor or (y) a sufficient number of Equity Interests of all (or any) classes of stock, partnership units or membership interests of the then outstanding shares, partnership units or membership interests of the Parent Guarantor or the Borrower that empowers such “person” or “group” to either (A) elect a majority of the members of the board of directors of the Parent Guarantor or (B) otherwise Control the voting or management of the Parent Guarantor, Holmwood or any Loan Party; or any of the foregoing is accomplished by contract or agreement;

(iii)  (A) [reserved]; (B) the Parent Guarantor and Holmwood shall fail to collectively own the greater of (x) at least as great a percentage of the Equity Interests of the Borrower collectively held by them on the Second Amendment Effective Date (other than as a result of the issuance of common equity interests in the Borrower in connection with (I) the making of payments permitted under Section 9.1(g) or (II) the acquisition of Real Estate Assets to the sellers of such properties) and (y) sixty percent (60%) of the Equity Interests of the Borrower; (C) the Parent Guarantor shall fail to own one hundred percent (100%) of the Equity Interests of, and to Control, Holmwood; or (D) the Schedule 7.2 Party Control Group shall cease to have the ability to elect (or to direct the election of) a majority of the board of directors of the Parent Guarantor;

(iv) Steven A. Hale II shall for any reason cease to retain the title of Chief Executive Officer of the Parent Guarantor and to perform the functions typically performed under such office or shall cease for any reason to be actively and primarily involved in strategic planning and decision-making for the Loan Parties; provided that if he shall, due to death, disability or incapacity, cease to be active in the management of the Loan Parties, the Borrower shall have one hundred twenty (120) days to retain a replacement executive of comparable experience who is reasonably satisfactory to the Required Lenders; or

(v) any external manager of the Parent Guarantor, the Borrower or any of their respective Subsidiaries, or any other Person other than the Borrower or the Parent Guarantor, shall have the right or power to cause the sale or other transfer, financing or refinancing, or encumbrance, in whole or in part, of assets owned directly by the Borrower.

(m) Senior Indebtedness. Any default or event of default shall occur under the Senior Debt Documents the effect of which is to cause, and the Senior Lenders do cause, with the giving of notice if required, the Senior Indebtedness to be come due prior to its stated maturity.

Section 11.14 Remedies Upon Default . Subject to the terms of the Subordination Agreement, if any Event of Default shall occur and be continuing, the Required Lenders may do any one or more of the following: (a) declare the outstanding Principal of, accrued and unpaid interest on the Loans and other Obligations (including the Make Whole Amount) or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest or other formalities of any kind (other than any such notices specifically required under the Loan Documents), all of which are hereby expressly waived by Borrower and (b) exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction by any of the Loan Documents, by equity or otherwise; provided, however, that upon the occurrence of an Event of Default under Section 11.1(f) or Section 11.1(g), the outstanding Principal of and accrued and unpaid interest on the Loans and the other Obligations (including the Make Whole Amount) shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

ARTICLE XII

Miscellaneous

Section 12.1 Expenses of Lenders . Borrower hereby agrees to pay to each Lender on demand (a) all reasonable and documented out of pocket costs and expenses incurred by such Lender in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of each Lender’s legal counsel, (b) all reasonable and documented out of pocket costs and expenses incurred by the such Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of each Lender’s legal counsel and (c) all other reasonable and documented out of pocket costs and expenses incurred by the Lenders in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, Taxes (other than the Excluded Taxes), assessments, filing fees and other charges levied by any Governmental Authority or otherwise payable in respect of this Agreement or any other Loan Document.

Section 12.2 INDEMNIFICATION. EACH LOAN PARTY HEREBY INDEMNIFIES EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS (EACH, AN “INDEMNIFIED PERSON”) FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) (COLLECTIVELY, “CLAIMS”) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, OR (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY LOAN PARTY OR ANY SUBSIDIARY THEREOF (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY); PROVIDED, HOWEVER, THAT LOAN PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 12.2 SHALL NOT APPLY TO THE EXTENT THAT THE CLAIMS ARISE AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

Section 12.3 Limitation of Liability . No Lender nor any Affiliate, officer, director, employee, attorney or agent of a Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental, exemplary, punitive or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 12.4 No Waiver; Cumulative Remedies. No failure on the part of the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5 Successors and Assigns . This Agreement is binding upon and shall inure to the benefit of Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without prior written consent of the Lenders.

Section 12.6 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by a Lender or any closing shall affect the representations and warranties or the right of Lenders to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 12.1 and 12.2 shall survive repayment of the Loans.

Section 12.7 Recovery of Payments . Borrower agrees that to the extent Borrower makes a payment or payments to or for the account of any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligations intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received. The agreements and obligations in this Section shall survive repayment of the Loans.

Section 12.8 Amendment. Subject to the last sentence of this Section 12.8, this Agreement may be amended, and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by them, if Borrower shall obtain the prior written consent of the Required Lenders to such amendment, action or omission to act; provided, however, that, without the prior written consent of all of the Lenders or, in the case of the following clauses (i) and (ii), each Lender adversely affected thereby, no such agreement shall (i) decrease or forgive the Principal amount of any Loan, or extend the Maturity Date of any Loan, or decrease the rate of interest on any Loan, or any fees or other amounts payable hereunder, (ii) effect any waiver, amendment or modification that by its terms changes the amount, allocation, payment or pro rata sharing of payment on or among the Loans, or postpones any date fixed by this Agreement or any other Loan Document for any payment of Principal or interest, (iii) amend the provisions of this Section 12.8, the definition of the term “Required Lenders” or of the term “Loan”, or (iv) release Borrower from their obligations under the applicable Loan Documents. Notwithstanding the provisions of this Section 12.8 or any other Loan Document, in the event that the requisite lenders under the Senior Debt Documents waive or modify, or provide an approval or consent under, any provision of the Senior Debt Documents in order to permit or approve any acquisition or other investment, any disposition, any property management agreement or the incurrence of any indebtedness, such matter shall be deemed automatically approved hereunder without further action of or vote by the Lenders.

Section 12.9 Reserved.

Section 12.10 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents shall be in writing and may (subject to paragraph (b) below) be telecopied (faxed), mailed by certified mail return receipt requested, or delivered by hand or overnight courier service to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this Section.

If to any Loan Party:                          HC Government Realty Holdings, L.P.
c/o Hale Partnership Capital Management
390 S. Liberty Street, Suite 100
Winston-Salem, NC 27101
Attention: Jacqlyn Piscetelli

Email: jpiscetelli@hcgovtrust.com

If to any Lender:
c/o Hale Partnership Capital Management
2115 E 7th Street, Suite 101
Charlotte, NC 28204

Attention: Steve Hale
Email: steve@halepartnership.com

with a copy to:

c/o Hale Partnership Capital Management
3675 Marine Drive
Greenville, NC 27834
Attention: Brad Garner
Email: brad@halepartnership.com

with a copy (which shall not constitute notice) to:

Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202
Attention: Ryan Smith
Email: ryansmith@mvalaw.com

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy (fax), subject to confirmation of receipt, when personally delivered if by hand or overnight courier service or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

(a) The Lenders or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless a Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(b) Rejection or other refusal to accept a notice, request or communication, or the inability to deliver a notice, request or communication because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request or communication otherwise sent under the terms of this Section.

Section 12.11 Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the Applicable Laws of the United States of America. All judicial proceedings brought against Borrower with respect to this Agreement or any of the other Loan Documents may be brought in any federal or state court of competent jurisdiction in the Southern District of New York and in any state court sitting in New York County, New York, and, by execution and delivery of this Agreement, Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its office specified in this Agreement. Nothing herein or in any of the other Loan Documents shall affect the right of the Lenders to serve process in any other manner permitted by law or shall limit the right of any Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Borrower against the Lenders shall be brought only in a federal court of competent jurisdiction in the Southern District of New York or in any state court sitting in New York County, New York.

Section 12.12 Counterparts. This Agreement and the other Loan Documents may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement and/or any other Loan Document by a scanned PDF document attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 12.13 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 12.14 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 12.15 Consent to Participations . Lenders shall have the right at any time and from time to time to sell or transfer one or more participation interests in the Loans, the Notes and the indebtedness evidenced thereby to one or more purchasers (“Participants”), whether related or unrelated to such Lender. Such Lender may provide to any one or more Participants or potential Participants any information, financial statements, data or knowledge such Lender may have about Borrower or about any other matter relating to the Obligations, and Borrower waives any rights to privacy it may have with respect to such matters, provided that such Participant or potential Participant shall agree to treat any such information which is identified as confidential with the same degree of care to maintain the confidentiality of such information as such person would accord to its own confidential information.  Borrower further waives any and all notices of sale of participation interests and notices of repurchases of participation interests. Borrower agrees that the owners of any participation interests will be considered as the absolute owners of their interests in the Obligations and will have all the rights granted under the participation agreements or other agreements governing the sale of their participation interests, provided that (a) such Participants shall not have any direct rights under this Agreement or the Loan Documents and (b) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Section 12.16 Sale of Obligations and Information Sharing. Borrower agrees that Lenders may sell, transfer or assign the Obligations, the Loans, the Notes, this Agreement and/or the Loan Documents to one or more Persons (“Purchasers”); provided, that any such sale, transfer or assignment shall be subject to the terms of the Subordination Agreement, and provided, further, that the written consent of the Borrower shall be required for any such sale, transfer or assignment unless (a) such sale, transfer or assignment is to a Lender or an Affiliate of a Lender or (b) an Event of Default has occurred and is continuing (such consent not to be unreasonably withheld or delayed and shall be deemed given if Borrower fails to respond within ten (10) Business Days of a request for such consent). Borrower agrees that Lenders may provide any information or knowledge, including, but not limited to financial statements of Borrower, any Subsidiary or any Loan Party, which such Lender may have about Borrower, any Subsidiary or any Loan Party or about any matter relating to this Agreement or the Loan Documents, to (i) any ratings agencies in connection with any financing such Lender may obtain, (ii) any financing source or investor of such Lender who agrees to hold such information confidential in a manger consistent with the terms of this Section 12.16 or (iii) any of its subsidiaries or Affiliates or their successors, or to any one or more Purchasers or potential Purchasers, provided that any such Purchaser or potential Purchaser shall agree to treat any such information which is identified as confidential with the same degree of care to maintain the confidentiality of such information as such person would accord to its own confidential information. Borrower irrevocably waives any and all rights it may have under any law, rule or regulation which may prohibit such disclosure, including, but not limited to, any rights of privacy. A transferring Lender shall give prior notice to Borrower of any sale, transfer or assignment of the Obligations, the Loans, the Notes, this Agreement and/or the Loan Documents pursuant to this Section 12.16.

Section 12.17 USA Patriot Act . Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

Section 12.18 Anti-Terrorism Law .

 None of Borrower, any Subsidiary of Borrower or any Loan Party is in material violation of any requirement of any law relating to Anti-Terrorism Law, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
(a) None of Borrower, any Subsidiary of Borrower or any Loan Party is any of the following: (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, or (v) a Sanctioned Person.

Section 12.19 Time of the Essence . The parties agree that time shall be of the essence in the performance of all of the terms and conditions of this Agreement and the Loan Documents.

Section 12.20 WAIVER OF TRIAL BY JURY . EACH LOAN PARTY AND EACH LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN ANY LOAN PARTY AND EACH LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS AGREEMENT AND THE LOAN DOCUMENTS.

Section 12.21 SUBJECT TO SUBORDINATION AGREEMENT. WITHOUT LIMITATION OF ANY OF THE SPECIFIC REFERENCES IN THIS AGREEMENT TO THE SUBORDINATION AGREEMENT, THIS AGREEMENT AND THE TERMS, CONDITIONS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT, AND EACH LENDER PARTY TO THIS AGREEMENT FROM TIME TO TIME AND EACH OTHER HOLDER OF THE OBLIGATIONS IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

Section 12.22 ENTIRE AGREEMENT . THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES OMITTED]

EXHIBIT A

[FORM OF] COMPLIANCE CERTIFICATE

                              , 20__

c/o Hale Partnership Capital Management
2115 E 7th Street, Suite 101
Charlotte, NC 28204
Attention: Steve Hale
Email: steve@halepartnership.com

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement (the “Loan Agreement”), dated as of March 22, 2019, by and among HC Government Realty Holdings, L.P., a Delaware limited partnership (the “Borrower”), HC Government Realty Trust, Inc., a Maryland corporation, as the Parent Guarantor, Holmwood Portfolio Holdings, LLC, and the financial institutions from time to time party thereto as lenders (each a “Lender”, and collectively, the “Lenders”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Loan Agreement.

Pursuant to Section 8.1(d) of the Loan Agreement, the undersigned hereby certifies to the Lenders as follows:

(1)
The undersigned [is] the _____________ [insert office]1 of the Parent Guarantor, which is the general partner of the Borrower.

(2)
The undersigned has examined the books and records of the Loan Parties and their Subsidiaries and has conducted such other examinations and investigations as are necessary to provide this Compliance Certificate.

(3)
To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists or is continuing [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Loan Parties with respect to such event, condition or failure].

[Signature pages to follow]

1 Shall be a Responsible Officer.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

BORROWER:	HC GOVERNMENT REALTY HOLDINGS, L.P., a Delaware limited partnership By: HC Government Realty Trust, Inc. a Maryland corporation Its: General Partner By: Name: Title:

EXHIBIT B

[FORM OF] PROMISSORY NOTE

$[_____________]  [_________], 20[__]

FOR VALUE RECEIVED, the undersigned, HC GOVERNMENT REALTY HOLDINGS, L.P., a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of [_________________] (“Lender”) or its registered assigns, at its designated office, in lawful money of the United States of America, the principal sum of [_________________] ($[__________]), together with interest thereon, on the dates and in the amounts as provided in the Loan Agreement (hereinafter defined). Capitalized terms used but not defined herein are used as defined in the Loan Agreement.

The outstanding Principal balance hereof shall bear interest at the rates provided in the Loan Agreement. Such interest shall be payable at the terms provided in the Loan Agreement. Interest on the indebtedness evidenced by this Note shall be computed as provided in the Loan Agreement.

As used in this Note, the term “Loan Agreement” means that certain Loan Agreement dated as of March 19, 2019, among Borrower, Lender, and the other lenders party thereto from time to time, as the same may be amended or modified from time to time.

This Note (a) is a Note as provided for in the Loan Agreement and (b) is secured as provided in the Loan Agreement. Borrower may prepay the principal of this Note upon the terms and conditions specified in the Loan Agreement.

Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) offset against this Note any sum or sums owed by the holder hereof to Borrower, and (c) take any and all other actions available to Lender under this Note, the Loan Agreement, the Loan Documents, at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Borrower agrees to pay all reasonable and documented out-of-pocket costs, expenses, and fees incurred by the holder, including all reasonable and documented out-of-pocket attorneys’ fees, as provided in the Loan Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Delivery of an executed signature page of this Note by a scanned PDF attached to an e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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HC GOVERNMENT REALTY HOLDINGS, L.P.

By: HC Government Realty Trust, Inc., its general partner

By:
Name:
Title:

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